UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2025

NUKKLEUS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39341	38-3912845
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

575 Fifth Avenue, 14th Floor

New York, New York 10017

(Address of principal executive offices)

212-791-4663

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NUKK	The Nasdaq Stock Market LLC

Warrants, each warrant exercisable for one Share of Common Stock for $92.00 per share	NUKKW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 15, 2025, Nukkleus Inc. (the “Company”) entered into Amendment No. 3 to the Securities Purchase Agreement and Call Option dated December 15, 2024 (“Purchase Agreement”) between the Company, Star 26 Capital Inc., a Nevada corporation (“Star 26”), the shareholders of Star 26 and Menachem Shalom, the representative of such shareholders, as amended by Amendment No. 1, dated as of February 11, 2025 and Amendment No. 2 dated May 13, 2025  (“Amendment No. 3”). Pursuant to the terms of Amendment No. 3, the parties clarified that if the Company fails to make all payments by the agreed time or if the Purchase Agreement is terminated as a result of the Company failing to perform or observe the covenants or agreements of the Company or if the Company fails to maintain its listing on Nasdaq, Star 26 shall be entitled to a payment from the Company in the amount of $3,000,000.

The above description of Amendment No. 3 is qualified in their entirety by reference to Amendment No. 3, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

Exhibit No	Description
10.1	Amendment No. 3 to the Securities Purchase Agreement and Call Option between the Company, Star 26, the shareholders of Star 26 and Menachem Shalom, the representative of such shareholders, dated as of June 15, 2025 (Incorporated by reference to Exhibit 10.31 of the Form S-1 Registration Statement filed June 18, 2025)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUKKLEUS INC.

Date: June 20, 2025	By:	/s/ Menachem Shalom
	Name:	Menachem Shalom
	Title:	Chief Executive Officer

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